Exhibit 10.12

ELECTRAMECCANICA USA, LLC Arizona www.electrameccanica.com

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into as of this 25 day of May, 2022, by and between ELECTRAMECCANICA USA, LLC (the “Company”), an Arizona limited liability company, and Dean Anthony Dent, II an individual residing at [****] (“Employee”). The parties agree that this Agreement shall be effective as of August 15, 2022 (“Effective Date”), and further agree that this Agreement shall supersede and replace any prior employment agreements. In consideration of the mutual promises set forth herein and with the intent to be legally bound hereby, the parties agree that the Company shall employ Employee, and Employee accepts employment with the Company, upon the terms and conditions set forth below. This is a conditional offer of employment contingent upon passing a background check.

1.PROVISIONS OF EMPLOYMENT.

a.Title/Position.  The Company employs Employee in the position of General Counsel, which is an exempt position.  Employee shall work on a full-time basis for the Company.  Employee’s employment with the Company will commence as of August 15, 2022 (“Start Date”).

b.Job Duties. Employee shall perform such duties as are usually associated with the position of General Counsel and other duties as may be assigned to Employee from time to time by supervisor and the Company. A copy of Employee’s job description is attached to this Agreement as Exhibit B. This job description is neither intended to be, nor is, an all-inclusive list of Employee’s responsibilities; rather, the description is intended as a guide for Employee’s success. Employee agrees to perform those duties with the highest standard of care and duty of loyalty in furtherance of the success and welfare of the Company.

c.Duty of Loyalty. During the term of employment, Employee shall devote Employee’s full business time and energies to advance the success and welfare of the Company and will not engage in any other business or commercial activity that interferes with Employee’s obligations to the Company.

d.Compliance with the Company’s Confidentiality Agreement and Policies. As an express provision of Employee’s employment with the Company, Employee hereby accepts the terms of the Confidentiality and Intellectual Property Assignment Agreement (the “Confidentiality Agreement”), attached hereto as Exhibit A, and will execute the Confidentiality Agreement concurrently with this Agreement or as soon thereafter as practicable.  Employee also agrees to comply with the Company’s policies, procedures, standards, and regulations from time to time established.

2.NO PERIOD OF EMPLOYMENT.

a.At Will Relationship. The nature of the employment relationship between the Company and Employee is at will and may be terminated by either Employee or the Company at any time, with or without advance notice, for any lawful reason or for no reason, with or without cause.  Nothing contained in this Agreement, in any oral communication by any agent of the Company, or in any written or unwritten policies of the Company, shall be construed as establishing anything other than an employment at will relationship.

3.COMPENSATION.

a.Salary. Commencing as of August 15, 2022, the Company shall pay Employee a salary of Two Hundred and Ninety-Five Thousand Dollars and No Cents ($295,000.00) per year (“Salary”). This Salary is payable to Employee on the Company’s regular paydays, in equal installments, less the usual, customary, and

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lawful deductions. The Salary shall be paid to Employee in accordance with the Company’s usual payroll practices.

b.Employee Bonus Plan. Employee will be eligible to participate in the Company’s employee discretionary bonus plan. Employee will be eligible to receive an annual discretionary bonus of 35% of Employee’s base salary, prorated in the first year of employment. The Company reserves the right to amend the employee bonus plan at any time, in its sole discretion.

c.Signing Bonus. The Company agrees to pay a signing bonus of $40,000.00 USD, less required deductions to Employee (payable on the first eligible pay period after Employee’s Start Date). Employee agrees that if Employee voluntarily resigns or is terminated for Cause (as defined below) before August 15, 2024, Employee will be required to repay the full amount of the signing bonus to the Company. Employee agrees to such repayment obligation and if any repayment is due to the Company pursuant to this Section, Employee agrees that the amount of the repayment due is payable in full immediately via personal check or payroll deduction and Employee further agrees to permit the Company to deduct this amount from any monies or benefits due to Employee including wages, bonuses, reimbursements and/or expenses and any remaining amounts are Employee’s responsibility, payable via personal check immediately but in no event later than thirty (30) days of Employee’s last day of employment with the Company..

d.Stock Options. Employee may be eligible to participate in the Company’s Stock Option Program after completing three (3) months of employment with the Company. Stock Options are determined, approved and issued by the Board of Directors (“the Board”), at the sole discretion of the Board. If approved by the Board, Employee will be eligible to receive a grant of up to 100,000 Stock Options, in accordance with the Company’s Stock Option Program.

e.Benefits.  Employee will be eligible to participate in the Company’s extended health & benefits program. Benefits eligibility begins on the first day of the month following Employee’s start-date. The Company retains the right to change any part of its benefit coverage, eligibility criteria or any other aspect of the benefits program. The Company has the right to change benefit providers at any time it deems appropriate.

4.TIME OFF OF WORK.

a.Paid Vacation. Employee will be eligible to earn paid vacation in the amount of Four (4) weeks per year, which shall accrue in accordance with the Company’s Paid Vacation Policy, which may be amended from time-to-time.

b.Holidays and Paid Sick Leave. Employee shall be entitled to any paid holidays observed by the Company, in accordance with the Company’s standard policies. Employee shall also be entitled to sick leave in accordance with the Company’s Arizona Paid Sick Leave Policy, which may be amended from time-to-time.  No payment shall be made to Employee for accrued but unused sick days or holidays in the event Employee resigns or Employee is terminated by the Company.

5.EXPENSES AND TRAVEL.

a.Relocation Expenses.  The Company will reimburse Employee for up to $30,000.00 in costs associated with relocating to Arizona. To be reimbursed, Employee must submit documentation consistent with and in compliance with the Company’s expense  reimbursement policies. All reimbursement requests must be submitted within 30 days of the date that the relocation expense was incurred, and the Company will reimburse the Employee for the relocation expenses within 30 days of receiving the reimbursement request.  Pursuant to applicable law, Employee agrees that Employee will pay any employment, income or other taxes that are required to be paid in connection with Employee’s receipt of these relocation benefits. In determining the level of relocation benefits to provide, the Company considered the taxability of the relocation benefits and, as a result,

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the Company will not gross Employee up for any taxes that may be due in connection with the relocation benefits. If Employee’s employment with the Company terminates as a result of resignation before the one-year anniversary of  the Employee’s relocation to Mesa, Arizona where Employee received a  reimbursement for relocation, then Employee shall repay the Company the full amount reimbursed under  this  paragraph.  If  Employee’s  employment  with  the  Company  terminates  for  as  a  result  of  resignation before  the  two-year anniversary  from  when Employee  received  a  reimbursement  for  relocation,  then  Employee  shall  repay  the  Company 50% of the amount reimbursed under this paragraph. In either event, by entering into this Agreement, Employee authorizes  the  Company  to  deduct  any  sums  due  under  this  paragraph  from  any  paycheck,  expense  reimbursement, or other payment owed by the Company to Employee, to the maximum extent allowed by law. Any  remaining  amount  of  the  amount  reimbursed  under  this  paragraph (that was not repaid via the paycheck deduction) must be repaid by Employee within thirty (30) days after Employee’s employment with the Company terminates for any reason.

b.Cell Phone Reimbursement. The Company will reimburse Employee for a portion of the Employee’s monthly cellular phone statement in the amount of Fifty ($50.00) dollars per month, in accordance with the Company’s Cell Phone Reimbursement Policy.

c.Other Expenses.  Upon receipt of prior, written approval from the Company, Employee may be reimbursed for reasonable, business-related expenses.  All pre-approved expenses shall be reimbursed within thirty (30) days of Employee’s provision of an invoice or reimbursement request, with receipts attached, to the Company, in accordance with the Company’s policies.  The Company may refuse to reimburse Employee for any expenses which were not: (1) pre-approved by the Company; and/or (2) submitted to the Company without receipts or proof of purchase.  Any equipment or intellectual property purchased by the Employee and for which Employee has been reimbursed shall become the sole property of the Company, unless otherwise agreed in writing by the Company.

6.TERMINATION OF EMPLOYMENT.

a.Termination for Cause.  The Company may at any time, by written notice to Employee, terminate Employee’s employment hereunder for Cause. For purposes hereof, the term “Cause” shall mean: (a) Employee’s conviction or pleading guilty or no contest to a felony or any act of moral turpitude; (b) any willful or intentional act or omission of Employee committed for the purpose, or having the reasonably foreseeable effect, of injuring the Company, its business or reputation, including but not limited to improperly or unlawfully converting for Employee’s own personal benefit any property of the Company; (c) any material breach of this Agreement, any failure or refusal by Employee to perform the duties of Employee’s employment or to follow the lawful and proper directives of the Board, or to comply with the reasonable and substantial written policies, practices, standards or regulations of the Company; or (d) any negligence, misconduct, fraud, incompetence or insubordination by Employee.  This Section is not intended to and shall not affect Employee’s at-will employment status.

b.Severance Payment. In the event Employee’s employment is terminated without Cause or as a result of a Change of Control (as defined below), Employee will be entitled to a payment equal to three (3) months’ salary for every completed year of employment up to a maximum total payment of six (6) months’ salary in return for a signed release as outlined in Section 6(e) below. Change of Control means any of the following;

(i)

any transaction at any time and by whatever means pursuant to which any person or any group of two or more persons acting jointly or in concert (other than the Parent Company or any Affiliate or Subsidiary) thereafter acquires the direct or indirect “beneficial ownership” (as defined in the Business Corporations Act (British Columbia),) of, or acquires the right to exercise control or direction over, securities of the Parent Company representing 50% or more of the then issued and outstanding voting securities of the Parent Company in any manner whatsoever, including, without limitation, as a result of a Take-Over Bid, an issuance or exchange of securities, an amalgamation of the Parent Company with any other person, an arrangement, a capital reorganization or any other business combination or reorganization;

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(ii)

the sale, assignment or other transfer of all or substantially all of the assets of the Parent Company to a person or any group of two or more persons acting jointly or in concert (other than a wholly-owned Subsidiary of the Parent Company);

(iii)

the occurrence of a transaction requiring approval of the Parent Company’s security holders whereby the Parent Company is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise by any person or any group of two or more persons acting jointly or in concert (other than an exchange of securities with a wholly-owned Subsidiary of the Parent Company); or

(iv)	the Board of Directors passes a resolution to the effect that an event comparable to an event set forth in this definition has occurred;

c.Termination upon Death.  In the event of Employee’s death during the term of this Agreement, this Agreement shall immediately terminate without further obligation to Employee’s legal representatives, except for any compensation earned but not yet paid.

d.Return of Company Property.  Upon termination of employment for any reason, Employee shall immediately deliver to the Company all Company property and Confidential Information in Employee’s possession.

e.Employee to Provide Release. The Employee acknowledges and agrees that any severance payment made pursuant to this Section 6 of this Agreement shall be in full satisfaction of all terms of termination of  Employee’semployment.  Except as otherwise provided in this Section 6, Employee shall not be entitled to any further notice of termination, payment in lieu of notice of termination, benefits continuation, damages or any additional compensation whatsoever.  As a condition precedent to any payments or benefits pursuant to Section 6 herein, the Employee shall deliver a valid and binding full and final release from all actions or claims, known and unknown, in connection with the Employee’s employment with the Companies or the termination thereof in favor of the Companies, their Subsidiaries, their Affiliates and all of their respective officers, directors, trustees, shareholders, employees, attorneys, insurers and agents, such release to be in a form satisfactory to the Parent Company.  No payments or benefits under Section 6 herein shall be made until such release has been signed and returned by Employee.

7.PROTECTION OF COMPANY’S INTERESTS.

a.Conflict of Interest.  Employee shall not engage in any activity, on or off duty, that creates an actual or apparent conflict with the financial interests or fiduciary responsibilities of the Company.  If Employee suspects that there may be a conflict of interest created by work, Employee may be performing for another person or entity, Employee is obligated to advise Company of the possible conflict in writing immediately. Employee represents and warrants to the Company that there are no existing agreements or arrangements, whether written or oral, in effect which would prevent Employee from performing their duties to the Company.

b.No Breach of Prior Agreements.  Employee represents that their performance of all the terms of this Agreement and duties as an employee will not breach any invention assignment, proprietary information, confidentiality, non-competition, or other agreement with any former employer or third party.  Employee agrees not to disclose any confidential or proprietary information of any former employer or third party that Employee does not have the right to disclose. Employee shall not bring with any documents or materials or intangibles belonging to Employee or a former employer or third party that are not generally available for use by the public without restriction or compensation or have not been legally transferred to the Company. Employee represents and warrants to the Company that there are no agreements or arrangements, whether written or oral, in effect which would prevent Employee from performing their duties for the Company.

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c.Non-Competition.  Employee agrees that during his or her employment and for one (1) year following the termination of their employment with the Company for any reason, whether Employee resigns voluntarily or is terminated by the Company involuntarily, Employee shall not directly or indirectly (i) in any manner whatsoever engage in any capacity with any business that manufactures, markets, distributes or sells three-wheeled electric vehicles (“Competitive Business”), or any subsidiaries or affiliates of a Competitive Business for the Employee’s own benefit or for the benefit of any person or entity other than the Company or any subsidiary or affiliate; or (ii) have any interest as owner, sole proprietor, stockholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any Competitive Business; provided, however, that the Employee may hold, directly or indirectly, solely as an investment, not more than one percent (1%) of the outstanding securities of any person or entity which is listed on any national securities exchange or regularly traded in the over-the-counter market notwithstanding the fact that such person or entity is a Competitive Business.

d.Non-Solicitation of Employees.  Employee agrees that during his or her employment and for one (1) year following the termination of their employment with the Company for any reason, whether Employee resigns voluntarily or is terminated by the Company involuntarily, Employee shall not directly or indirectly, in any capacity hire, solicit, or recruit, or attempt to hire, solicit, or recruit, any employee, advisor or consultant to leave their employment, advisory or consulting role with the Company or any of its Companies.  Employee agrees this restriction is reasonable to protect the Company’s legitimate business interests.

8.BINDING ARBITRATION.  The parties agree, to the fullest extent permitted by law, to submit any and all claims, demands, disputes, controversies, or causes of action, arising out of or relating to Employee’s employment with or separation from the Company (collectively the “Claims”) to binding arbitration before AAA. Employee understands and agrees that by signing this Arbitration Agreement, he or she is waiving his or her right to a jury.  The arbitration shall be held in accordance with and subject to the AAA Employment Arbitration Rules & Mediation Procedures then in effect, which are currently available at: https://www.adr.org/sites/default/files/Employment%20Rules.pdf. The Company will provide Employee with a written copy of those rules upon request by Employee. The arbitrator must be a former or retired judge or attorney with at least ten (10) years of experience in employment law. The arbitrator will be chosen by agreement of the parties. However, if the parties fail to reach agreement as to the arbitrator within thirty (30) days after service of the demand for arbitration, the arbitrator shall be appointed by AAA in accordance with its rules. The arbitration shall take place at a location within Maricopa County, Arizona. Discovery will be permitted to the extent permitted by the AAA rules then in effect and in the discretion of the arbitrator. The arbitrator shall resolve any disputes concerning discovery. Notwithstanding the foregoing, either party may apply to the Courts located in Maricopa County for a provisional remedy, including but not limited to a temporary restraining order or a preliminary injunction, to the extent necessary to protect intellectual property, inventions, trade secrets, and confidential information. If required by law, the Company shall pay the arbitrator’s fees and all costs unique to arbitration, but Employee shall pay an arbitration fee equal to what Employee would be charged as a first appearance fee in the Maricopa County courts. The arbitrator’s decision shall be final and binding upon the parties. The arbitrator’s decision shall include the arbitrator’s findings of fact and conclusions of law and shall be issued in writing within thirty (30) days of the conclusion of the arbitration proceedings. Judgment upon the award rendered in any arbitration may be entered in any court of competent jurisdiction, or application be made to such court for a judicial acceptance of the award and an enforcement, as Arizona law may require or allow. To the extent permitted by law, Employee hereby waives any right to bring, on behalf of persons other than Employee, or to otherwise participate with other persons in, any class, collective, or representative action. Employee understands, however, that Employee retains the right to bring claims in arbitration as an individual. Employee has no right or authority for any dispute to be brought, heard or arbitrated as a class or collective action (“Class Action Waiver”). If the Class Action Waiver is unenforceable, unconscionable, void or voidable, only a court of competent jurisdiction, not an arbitrator, may determine the validity of any class, collective, or representative action.

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9.NON-DISPARAGEMENT.  Employee agrees not to make or cause to be made any statements that disparage or damage the Company’s products, services, or customers; such communication is not to be made to anyone, including, but not limited to, broadcasting, posting, or publishing disparaging information about the products, services, or customers of the Company through mass media, Internet sites of any type, or any other publicly accessible publications.  Employee also agrees not to encourage or incite other current or former employees of the Company to disparage the Company’s products, services, or customers.  This provision shall survive the termination of this Agreement.

10.GENERAL PROVISIONS.

a.Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire understanding among the parties hereto concerning the subject matter hereof and supersedes any and all prior or contemporaneous written agreements and any and all prior or contemporaneous oral agreements or understandings relating to the subject matter hereof.  This Agreement may not be amended or modified unless by a written instrument or document signed by all parties to this Agreement.  No waiver by any party of the breach of any provision in this Agreement shall be deemed to constitute a waiver of any continuing or subsequent breach of such provision or any other provision.

b.Severability and Assignment. This Agreement shall be deemed to be severable, so that if any provision hereof shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to remain valid and enforceable in accordance with their terms. The terms, provisions, covenants and agreements contained in this Agreement shall apply to, be binding upon and inure to the benefit of the Company’s successors and assigns.  Employee may not assign this Agreement or any rights hereunder in whole or in part or delegate Employee’s obligations in whole or in part.

c.Legal Counsel.  Employee acknowledges that the Company has provided Employee with a reasonable opportunity to obtain independent legal advice with respect to this Agreement, and that Employee either has obtained such independent legal advice prior to executing this Agreement or has willingly chosen not to obtain such advice and to execute this Agreement without having obtained such advice.

d.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to any choice-of-law provisions.

e.Counterparts.  This Agreement may be executed in multiple counterparts, each of which may contain the signatures (which may be original, electronic, facsimile or copy thereof) of one or more of the parties, all of which, taken together, shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes.

IN WITNESS WHEREOF, the parties have accepted and agreed to this Agreement, as of the date first set forth above.

ELECTRAMECCANICA USA, LLC		EMPLOYEE

/s/ Bal Bhullar		/s/ Dean Anthony Dent
By:	Bal Bhullar	Dean Anthony Dent, II
Its:	Chief Financial Officer

5/25/2022	5/25/2022
Date	Date

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Confidentiality and Intellectual Property Assignment Agreement

CONFIDENTIALITY AND

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS AGREEMENT is dated May 25, 2022.

BETWEEN:

ELECTRAMECCANICA VEHICLES CORP, EMV AUTOMOTIVE USA INC. &
ALL WHOLLY OWNED SUBSIDIARY COMPANIES

(collectively referred to as the “Company”)

AND:

DEAN ANTHONY DENT, II an individual, having an address [****]

(the “Employee”)

WHEREAS:

A.The Company carries on the business of the development, design, manufacturing, sale, service and support of electric vehicles (the “Business”);

B.The Employee provides services to the Company in connection with the Business as an employee, consultant, contractor or in some other capacity; and

C.The parties have agreed to enter into this Agreement to ensure the confidentiality of the Confidential Information of the Company and others and to confirm the Company’s ownership of all Developments.

NOW THEREFORE, in consideration of the payment of employment or continued employment by the Company to the Employee, the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties hereby covenant and agree as follows:

1.	DEFINITIONS

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Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms will have the indicated meanings and grammatical variations of such words and terms will have corresponding meanings:

(a)“Available Information” means information that:

(i)is or becomes generally available to the public other than as a result of disclosure in violation of this Agreement;
(ii)was known by the Employee on a non-confidential basis prior to his or her employment with the Company;
(iii)was independently developed by the Employee without reference to or using the Company’s Confidential Information, as defined below; or
(iv)was obtained from a source other than the Company without breach or violation of any obligation of confidentiality; and

(b)“Confidential Information” means:

(i)trade secrets, proprietary information and confidential knowledge and information, including matters of a technical nature (such as discoveries, ideas, concepts, designs, drawings, specifications, techniques, models, diagrams, test data, scientific methods, inventions, methods, processes and know-how) and matters of a business nature (such as the identity of customers and prospective customers, the nature of work being done for or discussed with customers or prospective customers, suppliers, marketing techniques and materials, marketing and development plans, pricing or pricing policies, financial information, plans for further development and any other information of a similar nature not available to the public); and
(ii)all documents and other materials that contain or refer to the information described in paragraph (i) above, including all reports, drawings, blueprints, data, notes, summaries and other documents and records, whether printed, typed, handwritten, videotaped, transmitted or transcribed on data files or on any other type of media, made or compiled by the Employee, or made available to the Employee, during the period of the Employee’s employment or engagement with the Company (including the period prior to the date of this Agreement, as applicable) that contain or refer to such information, but, for certainty, does not include any Available Information.

2.NON-DISCLOSURE OF CONFIDENTIAL INFORMATION OF THE COMPANY

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The Employee acknowledges that, during the period of the Employee’s employment with the Company, the Employee has had or will have access to Confidential Information of the Company. Therefore, the Employee agrees that, at all times, both during and after the period of the Employee’s employment with the Company, the Employee will not, without the prior written approval of the Company, directly or indirectly:

(a)reveal, report, publish, disclose or transfer any Confidential Information to any person or entity; or

(b)use any Confidential Information of the Company for any purpose or for the benefit of any person or entity, except as may be necessary in the performance of the Employee’s work for the Company. The Employee will immediately notify the Company of any actual, suspected or threatened unauthorized disclosure or use of the Confidential Information and will fully comply with any direction issued by the Company concerning the Confidential Information.

3.NON-DISCLOSURE OF CONFIDENTIAL INFORMATION OF THIRD PARTIES

The Employee acknowledges that, during the period of the Employee’s employment with the Company, the Employee may have had or will have access to confidential and/or proprietary knowledge, data or information from third parties of third parties (“Third Party Information”) who have given the Company the right to use such Third Party Information. Therefore, the Employee agrees that, both during and after the period of the Employee’s employment or engagement with the Company, the Employee will not, without the prior written approval of the Company, directly or indirectly:

(a)reveal, report, publish, disclose or transfer any Third Party Information of such third parties to any person or entity; or

(b)use any Third Party Information of such third parties for any purpose or for the benefit of any person or entity, except as may be necessary in the performance of the Employee’s work for the Company.

4.PROPERTY OF THE COMPANY

The Employee acknowledges and agrees that all Confidential Information of the Company is and will remain the Company’s property and will be returned to the Company within five (5) business days after the termination of the Employee’s employment or engagement with the Company or at any earlier time on request of the Company. The Employee will not retain copies of any such Confidential Information. For certainty, the obligations of the Employee in this Section 4 are in addition to and not in substitution of any similar obligations of the Employee contained in the Employee’s employment, consulting or other agreement with the Company.

5.PROPRIETARY NOTICES

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The Employee will not remove, and will not permit any other person to remove, any proprietary or other legends or restrictive notices contained in or included in any Confidential Information.

6.PERMITTED DISCLOSURE

Unless otherwise consented to in writing by the Company, the Employee may only disclose the Confidential Information (and only to the extent reasonably necessary):

(a)where such disclosure is required by law, provided that the Employee has first notified the Company that the Employee is required to disclose the Confidential Information and the Employee has used reasonable efforts to assist the Company, should the Company wish to do so, to take whatever opportunities are available to protect the confidentiality of the Confidential Information; and

(b)in connection with legal proceedings between the parties relating to the enforcement of the Employee’s covenants and obligations in this Agreement.

For certainty, unless otherwise provided for in this Agreement, the Confidential Information may not be disclosed in connection with any dispute or legal proceedings not related to this Agreement. Any disclosure as permitted above will not, in and of itself, affect the confidentiality of the disclosed Confidential Information.

7.DEVELOPMENTS

(a)The Employee will promptly and fully inform and disclose to the Company, inwriting, all inventions, methods, processes, ideas, concepts, copyrightable material, designs, improvements and discoveries of any kind that the Employee now has made, conceived or developed (including prior to the date of this Agreement, as applicable) or which the Employee may in the future make, conceive or develop, during the period of Employee’s employment or engagement with the Company, which pertain or relate to the Business, any work or businesses carried on by the Company or any work or business that the Employee knows the Company intends to conduct in future (“Developments”). The foregoing covenant applies to all such Developments, whether or not they are:

(i)eligible for patent, copyright, trade-mark, trade secret registration or other legal protection;

(ii)conceived or developed by the Employee alone or with others; (iii)conceived or developed during regular working hours;

(iii.)within the scope of Employee’s job description, duties or services, as applicable; or

(iv)conceived or developed at the Company’s facilities or with the Company’s equipment.

(b)All Developments will be the sole and exclusive property of the Company and will be deemed part of the Confidential Information of the Company for purposes of this Agreement, whether

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or not fixed in a tangible medium of expression. The Employee hereby irrevocably assigns and transfers to the Company all of the Employee’s right, title and interest in and to all existing Developments and in all related patents, copyrights and trade-marks, trade secrets and other proprietary rights therein and the Employee hereby irrevocably agrees to assign and transfer to the Company all of the Employee’s right, title and interest in and to all future Developments and in all related patents, copyrights and trade-marks, trade secrets and other proprietary rights therein. The Employee hereby irrevocably waives in favour of the Company all moral rights that the Employee has as the author of all existing Developments and hereby irrevocably agrees to waive in favour of the Company all moral rights that the Employee has as the author of all future Developments and irrevocably agrees that such waivers may be invoked by any person authorized by the Company to use the Developments.

(c)The Employee will fully assist and cooperate with the Company, as and whenever requested by the Company from time to time, both during and after the period of Employee’s employment or engagement with the Company, at the Company’s sole expense, to allow the Company to obtain, maintain and enforce patent, copyright, trade-mark, trade secret and other legal protection for the Developments. The Employee will from time to time, as and whenever requested by the Company, execute and deliver all such documents, and do all such things necessary, to enable the Company to obtain such protection and to vest the Company with full and exclusive title in all Developments and to protect the Developments against infringement by others. The Employee hereby grants a limited power of attorney to the then current president and chief executive officer of the Company for the purpose of executing and delivering documents on the Employee’s behalf for this purpose if the Employee is unwilling or unable to do so for any reason.

(d)The Employee will not be entitled to any additional compensation for any and all Developments made prior to or during the period of the Employee’s employment or engagement with the Company.

8.REPRESENTATIONS, WARRANTIES AND COVENANTS

The Employee represents and warrants that the Employee has the right to enter into this Agreement, that the Employee’s performance of all the terms of this Agreement and the Employee’s duties as an employee, consultant or contractor of the Company will not breach any confidential information agreement, non-competition agreement or other agreement with any former company to which the Employee provided services, either as an employee, consultant or contractor, or with any other party, and that the Developments are and will be original developments of the Employee and do not and will not infringe the intellectual property or other proprietary rights of any third party. The Employee covenants that the Employee will not disclose to the Company any trade secrets or confidential or proprietary information of any third party that are not generally available to the public.

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9.DISCLOSURE OF THIS AGREEMENT

The Employee hereby authorizes the Company to notify others, including customers of the Company and any of the Employee’s affiliates or subsidiaries, of the terms of this Agreement and the Employee’s representations, covenants and obligations under this Agreement.

10.REMEDIES

The Employee acknowledges that monetary damages alone would not adequately compensate the Company in the event of a breach or threatened breach by the Employee of this Agreement and that, in addition to all other remedies available to the Company at law or in equity, the Company will be entitled to injunctive relief for the enforcement of its rights and to an accounting of profits made during the period of such breach. The rights, remedies, powers and privileges herein provided to a party are cumulative and in addition to and not exclusive of or in substitution for any rights, remedies, powers and privileges otherwise available to that party.

11.NO RIGHTS GRANTED

Except as otherwise expressly set out herein, the Employee understands that nothing in this Agreement will be deemed to constitute, by implication or otherwise, the grant by the Company to the Employee, of any license or other right under any patent, patent application or other intellectual property right or interest belonging to the Company.

12.FURTHER ASSURANCES

Each of the parties covenants and agrees that, at any time and from time to time, it, at its expense and upon the reasonable request of the other party, will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the carrying out and performance of all the terms of this Agreement.

13.ASSIGNMENT OF RIGHTS

The Company has the right to assign this Agreement to another party. The Employee may not assign the Employee’s rights under this Agreement or delegate to others, the Employee’s functions and duties under this Agreement, without the prior written consent of the Company, which such consent may be arbitrarily withheld or delayed.

14.ENUREMENT

The Employee agrees that the covenants contained in this Agreement will, as applicable, survive the termination of the Employee’s employment or engagement with the Company and that this Agreement will bind the Employee and the Employee’s heirs, executors, administrators, successors, permitted assigns, committees and trustees, as applicable, and will ensure to the benefit of the Company and its successors and assigns.

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Employee Initials/Date

Dent, Tony – Confidentiality Agreement

15.NOTICES

Any notice given or required to be given under this Agreement must be in writing and must be signed by or on behalf of the party giving it. Such notice may be served personally and in either case may be sent by priority post to the addresses of the parties noted on page one of this Agreement, or by fax, email or other electronic transmission. Any notice served personally will be deemed served immediately and if mailed by priority post will be deemed served 72 hours after the time of posting, and if sent by electronic transmission, upon successful transmission.

16.MODIFICATION

No amendment or waiver of, or modification of any obligation under, this Agreement will be enforceable unless specifically set forth in a writing signed by the party against which enforcement is sought.

17.WAIVER

The waiver by the Company or the Employee of any breach or violation of any part of this Agreement will not operate or be construed as a waiver of any subsequent breach or violation.

18.SEVERABILITY

If any part of this Agreement is determined by a court or tribunal of competent jurisdiction to be void or unenforceable for any reason whatsoever, then such part will be severed from this Agreement and will not affect the validity of the remainder of this Agreement. It is not a defence to the enforcement of any provision of this Agreement that the Company has breached or failed to perform any obligation or covenant hereunder or under any other agreement or understanding between the Employee and the Company.

19.GOVERNING LAW AND VENUE

This Agreement will be governed by and construed according to the laws of the State in which Employee resides. Employee hereby expressly consents to the arbitration of any dispute arising from or related to this Agreement, as more fully set forth in the Employee’s Employment Agreement. Notwithstanding the foregoing, either Employee or the Company may apply to the courts for a provisional remedy in accordance with Section 10 of this Agreement.

20.ENTIRE AGREEMENT

This Agreement, together with any employment, consulting or contractor agreement between the Company and the Employee, supersedes all prior representations, arrangements, negotiations, understandings and agreements between the parties, both written and oral, relating to the subject matter of this Agreement and sets forth the entire complete and exclusive agreement and understanding between the parties relating to the subject matter of this Agreement.

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Employee Initials/Date

Dent, Tony – Confidentiality Agreement

21.ACKNOWLEDGEMENTS

THE EMPLOYEE ACKNOWLEDGES THAT (a) THE EMPLOYEE HAS READ AND FULLY UNDERSTANDS THIS AGREEMENT; (b) THE EMPLOYEE HAS BEEN GIVEN THE OPPORTUNITY TO ASK QUESTIONS AND SEEK INDEPENDENT LEGAL ADVICE WITH RESPECT TO THIS AGREEMENT AND HAS EITHER OBTAINED SUCH ADVICE OR DECLINED THE OPPORTUNITY TO OBTAIN SUCH ADVICE; AND (d) THE EMPLOYEE’S OBLIGATIONS UNDER THIS AGREEMENT SURVIVE THE TERMINATION OF THE EMPLOYEE’S EMPLOYMENT OR ENGAGEMENT WITH THE COMPANY FOR ANY REASON.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

ELECTRAMECCANICA USA, LLC

Per:	/s/ Bal Bhullar
BAL BHULLAR
Chief Financial Officer

EMPLOYEE:

/s/ Dean Anthony Dent
DEAN ANTHONY DENT, II

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Employee Initials/Date

Exhibit B: Job Description

“Exhibit B”

ELectraMeccanica Vehicles

Position Title: General Counsel	Date Prepared: May 16, 2022
Reports To: Chief Executive Officer	Division/Department: Legal
Location: Mesa, Arizona

JOB PURPOSE

Reporting to the Chief Executive Officer (CEO), the General Counsel is the Company’s main attorney and primary source of legal direction. The General Counsel is a business partner offering legal advice and guidance to various business leaders within the Company. The role drafts, reviews and approves legal documents, coordinates with outside counsel and proactively researches regulations / bylaws and other legal requirements to ensure compliance.

This role requires someone with an agile mindset, a willingness to work in a collaborative environment as a business partner and develop the legal understanding of the Company’s Management. This role will begin as an individual contributor role but grow into a people manager role as the Company grows and warrants additional legal support.

KEY JOB FUNCTIONS

General Requirements

•	Advises senior leadership on new laws, existing laws and legal requirements that would impact the Company.
•	Drafts, reviews and approves legal documentation including but not limited to agreements, opinions, responses, etc.
•	Oversees the legal matters of the business, acting as the Company’s legal representative.
•	Responsible for preparing, registering and tracking the Company’s required operational licenses (sales / manufacturing / dealer, etc.).
•	Creates and updates Company’s legal strategy pertaining to legal actions / disputes.
•	Develops and tracks a legal repository of agreements and legal documents.
•	Acts as a business partner, providing recommendations to management on legal matters.
•	Creates and manages relationships with outside counsels.
•	Files copyrights and trademarks for Intellectual Property and Patent Portfolio.

Management Requirements

•	Manage, mentor and develop a team of legal professionals as the Company grows, providing leadership and guidance.

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Dent, Tony – Confidentiality Agreement

•	Conducts performance management and sets goals with team members.
•	Establish a level of accountability within your team, through empowering and establishing clear responsibilities.
•	Displays dedication, time management, cadence and effectively elevates their team when needed.
•	Assists with recruiting and building an effective legal team.

WORKING CONDITIONS

•	Work within the Mesa Manufacturing Plant.
•	International and domestic travel when required.

SKILLS / KNOWLEDGE / EXPERIENCE / EDUCATION REQUIRED

•	Juris Doctor Degree from an accredited US law school.
•	Minimum 15 years of legal experience required.
•	Minimum 10 years of experience as internal counsel for an automotive company required.
•	Minimum 5 years of experience as an outside counsel is considered an asset.
•	International legal experience required, North American (CA, US, MX) experience is required with one of EMEA, LATAM or APAC is required.
•	US legal experience required.
•	Experience with automotive or motorcycle regulations is required.
•	Proficient legal experience in M&A, Commercial, Taxes or Securities is preferred.
•	Proficient with Microsoft Suite is preferred.
•	Knowledge of statutes, rules and regulations pertaining to the automotive industry is strongly preferred.
•	Legally able to work in the United States of America and legally able to travel to Canada are required.

DAD/5/25/2022

Employee Initials/Date